SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5.           Other Events and Required FD Disclosure.

        CNL Retirement Properties, Inc. (the “Company”) anticipates its current public offering of up to 175 million shares of common stock (the “2003 Offering”) will close within the next 30 days.

        On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the proposed sale by the Company of up to 400 million shares of common stock (approximately $4 billion) (the “2004 Offering”). The Company’s board of directors has approved a resolution to amend the articles of incorporation to increase the number of authorized shares of common stock from 450 million to one billion. The board of directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized shares of common stock of the Company, the 2004 Offering will be limited to 213 million shares.

        The 2004 Offering was declared effective by the Securities and Exchange Commission on March 26, 2004. The Company currently anticipates that it will commence the 2004 Offering by the end of the second quarter of 2004.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 1, 2004	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer